Exhibit (a)(7)
                                    PROFUNDS
           Establishment and Designation of Seventeen Additional Series

The undersigned, being all of the Trustees of ProFunds (the "Trust"), a Delaware business trust, acting pursuant to Section 4.9.2 of the Amended and Restated Declaration of Trust dated October 28, 1997 (the "Declaration of Trust"), hereby divide the shares of beneficial interest ("Shares") of the Trust into additional separate series (the "Fund"), of two classes known as the "Investor" and "Service" class (each of which bears the expenses attributable to it and otherwise has the relative rights and preferences set forth in the Declaration of Trust), the Funds hereby create having the following special and relative rights:

         1.       The Funds shall be designated as follows:

                 Banking ProFund                  Basic Materials ProFund
                 Biotechnology ProFund            Consumer Products ProFund
                 Electronics ProFund              Energy ProFund
                 Energy Services ProFund          Financial Services ProFund
                 Health Care ProFund              Internet ProFund
                 Leisure ProFund                  Precious Metals ProFund
                 Retailing ProFund                Technology ProFund
                 Telecommunications ProFund       Transportation ProFund
                                                  Utilities ProFund

         2. Each Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the then current prospectus and registration statement materials for the Fund under the Securities Act of 1933. Each Share of a Fund shall be redeemable, shall represent a pro rata beneficial interest in the assets of the Fund, and shall be entitled to receive its pro rata share of net assets allocable to such Shares of the Fund upon liquidation of the Fund, as provided in the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

         3. Each Share of a Fund shall be entitled to one vote for each dollar of value invested (or fraction thereof in respect of a fractional Share) on matters on which such Shares shall be entitled to vote, except to the extent otherwise required by the Investment Company Act of 1940 or when the Trustees have determined that the matter affects only the interest of Shareholders of certain series or classes, in which case only the Shareholders of such series or classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to a Fund if acted upon as provided in Rule 18f-2 under such Act, or any successor rule, and in the Declaration of Trust.
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         4. The assets and  liabilities of the Trust shall be allocated  among a
Fund and all other series of the Trust (collectively, the "Funds") as set forth in the Declaration of Trust, except as described below.

         (a) Costs incurred by the Trust on behalf of a Fund in connection with the organization and registration and public offering of Shares of the Fund shall be amortized for the Fund over the lesser of the life of the Fund or such other period as required by applicable law; costs incurred by the Trust on behalf of pre-existing Funds in connection with the organization and initial registration and public offering of Shares of those Funds shall be amortized for the Funds over the lesser of the life of each such Fund or such other period as required by applicable law.

         (b) Liabilities, expenses, costs, charges or reserves relating to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular class may be charged to and borne solely by such class and the bearing of expenses solely by a class of Shares may be appropriately reflected and cause differences in the net asset value attributable to and the dividend, redemption and liquidation rights of, the Shares of different classes.

         (c) The Trustees may from time to time in particular cases make specific allocations of assets or liabilities among the Funds or classes, and each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Funds and classes for all purposes.

         5. Shares of each class of a Fund may vary between themselves as to rights of redemption and conversion rights, as may be approved by the Trustees and set out in the Fund's then-current prospectus.

         6. The Trustees (including any successor Trustee) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created or to otherwise change the special and relative rights of any such Fund, provided that such change shall not adversely affect the rights of the Shareholders of such Fund.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date set forth below.

Date:   [          ], 2000                   -----------------------------------
                                             Michael Sapir, as Trustee

                                             -----------------------------------
                                             Louis Mayberg, as Trustee

                                             -----------------------------------
                                             Russel S. Reynolds, III, as Trustee

                                             -----------------------------------
                                             Michael Wachs, as Trustee